Exhibit 99.1

CANADA CANNABIS CORP. Financial Statements For the Period from Inception (January 20, 2014) Through March 31, 2014	2400 E. Katella Suite 800 Anaheim, CA 92806 11801 Pierce Street Suite 200 Riverside, CA 92505 (714) 627-2506 www.hmcpa.co

Hartley Moore Accountancy Corporation 2400 East Katella, Suite 800 Anaheim, CA 92806 Tel: (714) 627-2506 www.hmcpa.co

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Canada Cannabis Corp.

We have audited the accompanying balance sheet of Canada Cannabis Corp., (a development stage company) as of March 31, 2014, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from inception (January 20, 2014) through March 31, 2014. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canada Cannabis Corp. as of March 31, 2014, and the results of its operations and its cash flows for the period from inception (January 20, 2014) through March 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity had an accumulated deficit and a working capital deficit at March 31, 2014, and a net loss for the period from inception (January 20, 2014) through March 31, 2014, which raises substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

Anaheim, California
April 9, 2014, except for Note 12 as to which the date is June 11, 2014

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Balance Sheet
As Of March 31, 2014
(Expressed in Canadian Dollars)

	March 31, 2014	(Pro-Forma) March 31, 2014 (Unaudited)
ASSETS
Current Assets
Cash	$1,200,480	$1,200,480
Prepaid expenses	218,756	218,756
Total Current Assets	1,419,236	1,419,236
Other Assets
Notes receivable –Growlite	3,000,000	3,000,000
Investment in Growlite	1,000,000	1,000,000
Total Other Assets	4,000,000	4,000,000
Total Assets	$5,419,236	$5,419,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$13,191	$13,191
Deposits received for future issuance of common stock	5,545,763	-
Total Current Liabilities	5,558,954	13,191
Total Liabilities	5,558,954	13,191
Comments and Contingencies (Note 5)
Stockholders' Equity
Common stock, $0.001 par value; 30,000,000 shares authorized; 17,200,000 shares and 18,806,303 pro forma shares issued and outstanding, respectively	17,200	18,806
Additional paid-in capital	958,588	6,502,745
Deficit accumulated during the development stage	(1,115,506)	(1,115,506)
Total Stockholders' Equity (Deficit)	(139,718)	5,406,045
Total Liabilities and Stockholders' Equity	$5,419,236	$5,419,236

*The accompanying notes are an integral part of these financial statements.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Statement of Operations
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

Period from Inception (January 20, 2014) Through March 31, 2014
OPERATING EXPENSES
Consulting fees	$565,788
Professional fees	187,234
General and administrative	301,746
TOTAL OPERATING EXPENSES	1,054,768
LOSS FROM OPERATIONS	(1,054,768)
OTHER INCOME (EXPENSE)
Interest expense	(2,137)
Foreign currency gain (loss), net	(58,601)
TOTAL OTHER INCOME (EXPENSE)	(60,738)
NET LOSS	$(1,115,506)
LOSS PER SHARE - BASIC AND DILUTED	$(0.07)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	17,045,750

*The accompanying notes are an integral part of these financial statements

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Statement of Stockholders’ (Deficit) Equity
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

				Deficit
				Accumulated
	Common Stock		Additional	During
	Number		Paid-in	Development
	of Shares	Amount	Capital	Stage	Total

Balance at Inception (January 20, 2014)	-	$-	$-	$-	$-
Stock issued for cash	17,050,000	17,050	808,738		825,788
Stock issued for services to be provided	150,000	150	149,850		150,000
Net Loss				(1,115,506)	(1,115,506)
Balance at March 31, 2014	17,200,000	$17,200	$958,588	$(1,115,506)	$(139,718)

*The accompanying notes are an integral part of these financial statements.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Statement of Cash Flows
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

For the Period from Inception (January 20, 2014) Through
March 31, 2014

Cash flows from operating activities:
Net loss	$(1,115,506)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Change in operating assets and liabilities:
Prepaid expenses	(68,756)
Accounts payable and accrued liabilities	13,191

Net cash used in operating activities	(1,171,071)

Cash flows from investing activities:
Investment in Growlite	(1,000,000)
Loan to Growlite	(3,000,000)

Net cash used in investing activities	(4,000,000)

Cash flows from financing activities:
Proceeds from sale of common stock	825,788
Cash received for common stock to be issued	5,545,763

Net cash provided by financing activities	6,371,551

Change in cash and cash equivalents	1,200,480
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$1,200,480

Supplemental disclosure of cash flow information:
Interest paid	$2,137

Noncash investing and financing activities:
Issuance of common stock for prepaid services	$150,000

* The accompanying notes are an integral part of these financial statements.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

1.           NATURE OF OPERATIONS, HISTORY AND PRESENTATION

Nature of Operations

Canada Cannabis Corporation  (“CCC”, “the Company” “we” or”us”) was incorporated in the Province of Ontario on January 20, 2014. The Company is planning to cultivate and distribute Medical Marihuana in Canada under regulations established by Health Canada, under a new Commercial Production License.  The Company’s planned business is to cultivate Cannabis for Medical Marihuana purposes and distribute directly to patients throughout Canada and export to international markets, where an existing framework and legislation exists for Medical Marihuana.

As a development-stage company, CCC plans to cultivate and distribute Medical Marihuana. In addition, CCC plans to provide a variety of ancillary services to the industry, including the distribution of Growlite Products, a proprietary line of horticultural lighting, distributed in the United States of America, Canada and Asia.

Our initial focus will be on opportunities within Canada, which has allowed its citizens to use medical marihuana since 2001.  Health Canada estimates the annual market size of Medical Marihuana to be $1,300,000,000 Canadian Funds per annum by 2023.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements include the results of the Company from inception on January 20, 2014 through March 31, 2014.This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally  accepted  accounting  principles in the United States of America (“U.S. GAAP”) applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $1,115,506 for the period from inception (January 20, 2014) through March 31, 2014. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company had a working capital deficit of $4,139,718 as of March 31, 2014. In addition, the Company has total shareholders’ deficit of $139,718.  The accompanying consolidated financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Operating results for the period  from inception (January 20, 2014) through March 31, 2014 are not necessarily indicative of the results of operations for a full year.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Variable Interest Entities

A variable interest entity (“VIE”) is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest.  The primary beneficiary of a VIE is the party with both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb the losses or the right to receive benefits that could potentially be significant to the VIE.  The Company performs ongoing reassessments of whether it is the primary beneficiary of a VIE, which includes consideration of whether the Company has acquired or divested the power to direct the most significant activities of the VIE through changes in governing documents or other circumstances.  The Company also reconsiders whether entities previously determined not to be VIEs have become VIEs, based on certain events, and therefore are subject to the VIE consolidation framework.

Development Stage Risk

The Company has earned minimal revenues from operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Actual results could differ from those estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.  All amounts in dollars are represented in Canadian Dollars (CAD), unless otherwise stated.  All amounts in dollars as deposits are insured by the Canadian Deposit and Insurance Corporation (CDIC), with Bank of Montreal (BMO) as a Member Institution.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income tax (Continued)

is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements.  Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets, but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts, or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash, accounts payables and accrued expenses.  The carrying values of cash, accounts payables and accrued expenses approximate their fair value due to their short maturities.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Revenue recognition

Revenue is expected to be recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a product at an agreed upon price, delivery has occurred, and collectability is reasonably assured

Advertising costs

Advertising costs are expensed as incurred. No advertising costs were incurred during the period from inception (January 20, 2014) through March 31, 2014.

Comprehensive Income (Loss)

Income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From our inception there have been no differences between our comprehensive loss and net loss.

Net income (loss) per share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the period from inception to March 31, 2014, there were no potentially dilutive common shares outstanding during the period.

Business Segments

The Company expects to operate two reportable business segments – a planned Medical Marihuana Cultivation business and a planned Horticultural Lighting Business.

Recently Issued Accounting Standards

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

3.           BUSINESS FORMATION

On January 20, 2014:

●	Benjamin Ward was appointed as a director and the Principal Executive and Financial Officer of the Company;

●	John Esteireiro was appointed Chief Operating Officer of the Company; and,

●	Peter Strang was appointed as a director of the Company.

4.           INVESTMENT IN GROWLITE

On March 31, 2014, the Company entered into an agreement to acquire 45% equity interest in Growlite Canada for total consideration of $4,000,000, consisting of a $1 million cash investment and a $3 million loan for operating capital and business expansion.  The loan bears interest at 2% to be paid quarterly, while the entire principle amount and any remaining interest matures March 31, 2024.  The Company expects to account for this investment under the equity method of accounting, however management will continue to reevaluate the relationship every reporting period, given changes in circumstances, to determine whether its investment represents a variable interest and whether the Company would be considered the primary beneficiary.  If this were deemed to be the case at any time, consolidation would be required.

5.           COMMITMENTS AND CONTINGENCIES

Operating Leases and Long term Contracts

The Company rents office space for its corporate needs. The Company entered into a month-to-month lease agreement in January 20, 2014 to lease 1,100 square feet for an annual rate of $25,200, paid monthly. The Company paid $6,300 for the lease of our corporate offices for the period from inception through March 31, 2014.

Consulting and Professional Services

The Company has entered into consulting and professional services agreements with five parties who are also founding shareholders.  Each contract has an indefinite term and requires payment of $10,000 per month, to be paid in advance of the month of service.  The cumulative effect of these agreements is a $50,000 per month commitment for professional services.  From inception through March 31, 2014, the Company has recognized $150,000 of expense related to these agreements, recorded within consulting fees and professional fees in the accompanying statement of operations, and had prepaid $30,000 for future services to be provided.  The agreements have options for termination by either party.  Should the Company initiate the termination of one of these contracts, it may be required to pay the respective consultant the equivalent of a year of service, or $120,000, upon termination.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

5.           COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment Agreement

On March 21, 2014, the Company entered into an employment agreement with one of the five parties discussed above.  This agreement replaced the consulting agreement discussed in the preceding paragraph, which had been entered into on January 21, 2014, which terminated with execution of the employment agreement.  Pursuant to the terms of the employment agreement, this individual continues in his role as CEO with a salary of $120,000 per year, in addition to being eligible to earn achievement based bonuses.  The Company may terminate this agreement upon one year’s written notice, or by payment in lieu of notice of one year of salary.

Legal

To the best of the Company’s knowledge and belief, no legal proceedings are currently pending or threatened.

6.           STOCK HOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, with no par value.  No shares of preferred stock have been issued or are outstanding, and no rights, privileges or preferences have been determined and designated by the board of directors.

Common Stock

The Company is authorized to issue 30,000,000 shares of no-par value common stock.

On January 20, 2014 the Company issued 16,471,500 shares of common stock to its founders for cash consideration of $0.001 per share.

Between January 21, 2014 and February 1, 2014, the Company issued 345,000 shares of its common stock for cash consideration of $1.00 per share.

Between February 2, and February 14, 2014, the Company issued a further 223,500 shares of its common stock for cash consideration of $2.00 per share.

On February 11, 2014, the Company issued 10,000 shares of its common stock for cash consideration of $1.10 per share.

At March 31, 2014, the Company had 17,200,000 shares of its common stock issued and outstanding.

The Company received subscription documents and payment for common shares of the Company in the amount of $5,545,763.  The Company subsequently issued approximately 1.6 million shares in satisfaction of this liability, all issued for $3.00 USD per share, or approximately $3.45 per share at prevailing exchange rates (see Note 12).  The deposits received for this future issuance have been recorded as a current liability in the accompanying balance sheet.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

6.           STOCK HOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

Additionally, The Company has entered into a Financial Advisory Agreement with Monarch Bay Securities of Newport Beach California to underwrite a private share offering for $10,000,000 USD.  The agreement is subject to certain due diligence requirements.

Noncash Equity Transactions

Shares of equity instruments issued for noncash consideration are recorded at the estimated fair market value of the consideration received based on the estimated market value of services to be rendered, or at the estimated value of the goods received. During the period from inception (January 20, 2014) to March 31, 2014, the Company issued 150,000 shares of common stock to a third party consultant for services to be performed.  The Company estimated the fair market value of the common shares to be $150,000 based upon the per share price for sales of common shares around the time of issuance, which the Company has recorded under prepaid expenses in the accompanying balance sheet at March 31, 2014.  The Company will recognize the amount to expense in the statement of operations as the services are performed.

7.           INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”.  Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

8.           EARNINGS (LOSS) PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

The Company had no potential dilutive securities issued or outstanding for the period from inception through March 31, 2014.  Therefore, there was no difference in the basic and dilutive earnings (loss) per share.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

8.           EARNINGS (LOSS) PER SHARE (CONTINUED)

The following table sets forth the computation of basic and diluted net income per share:

For the Period from Inception Through
March 31,
2014

Net loss attributable to common stockholders	$(1,115,506)

Basic weighted average outstanding shares of common stock	17,045,750
Dilutive effect of common stock equivalents	-
Dilutive weighted average common stock equivalents	17,045,750

Net loss per share of voting and nonvoting
common stock Basic and Diluted	$(0.07)

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

9.           PRO-FORMA INFORMATION (UNAUDITED)

Through March 31, 2014, the Company had received $5,545,763 in deposits for future issuance of common stock.  As these shares were not actually issued as of period end or through the date these financials, and their issuance is contingent upon the occurrence of an event that had not yet occurred, the amount was recorded as a liability as of March 31, 2014.  The Company subsequently issued approximately 1.6 million shares in satisfaction of this liability, all issued for $3.00 USD per share, or approximately $3.45 per share at prevailing exchange rates (see Note 12).  To reflect how the accompanying financial statements would change upon issuance of these shares, an unaudited pro-forma presentation of the balance sheet has been provided, reflecting a reduction in the liability and the recording of the respective effects within equity.  In addition, had shares been issued when the cash proceeds were received, the weighted average number of shares outstanding would have increased by approximately 300,000 shares and the pro-forma loss per share would be $0.06 per share as compared to the $0.07 loss per share as reported.  There would be no other significant alterations to the audited financial statements had shares been issued prior to March 31, 2014. The unaudited pro-forma information is not indicative of what is to be expected on future operations of the Company on a pro-forma basis.

10.           BUSINESS SEGMENT REPORTING

The Company expects to operate two reportable business segments in the Province of Ontario Canada, as defined by ASC Topic 280:

•	Planned Medical - Marihuana Cultivation operation – Cultivation and Distribution of Medical Marihuana.

•
Planned Operation - Growlite Canada – Sale and Distribution of Horticultural Lighting.  The option to acquire interest in Growlite Canada has not been completed and will not be complete until March 31, 2014, therefore no revenue is due to the company until that time from sales attributable to Growlite Canada.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2 above). The Company had no revenue for the time period.

11.           RELATED PARTY TRANSACTIONS

Investment in Growlite

As discussed in Note 4, the Company has paid $4 million to Growlite for a 45% equity interest.  Prior to this investment, Growlite was wholly-owned by an individual that also had a14.5% equity interest in the Company.  This shareholder is also one of the parties with a Consulting and Professional services contract as discussed in Note 5.

Legal and Other Services

One of the five shareholders disclosed in Note 5 as being under a Consulting and Professional services contract in Note 5 also provides legal and other services for the Company.  For the period from inception through March 31, 2014, this shareholder was paid, either as an individual or through entities controlled by the individual, approximately $101,000 for services rendered, which includes the amounts paid under the disclosed contract.  As of March 31, 2014, the Company additionally owes approximately $13,000 related to services provided by this individual, which is included in accounts payable in the accompanying balance sheet.

Shareholder Advance

In February 2014, the Company received an advance of $500,000 from a founding shareholder to provide cash for operations.  The note was intended to be short-term in nature and was ultimately repaid in full in March 2014, including interest of approximately $2,000.

Canada Cannabis Corp. (CCC)
(A Development Stage Company)
Notes to Financial Statements
For the Period from Inception (January 20, 2014) through March 31, 2014
(Expressed in Canadian Dollars)

12.           SUBSEQUENT EVENTS

On April 3, 2014 the Company paid $500,000 as a deposit toward the purchase of a building located in Brampton, Ontario.  The total purchase price of the building is expected to be $13,400,000 and the purchase is expected to close in June 2014.

In April and May 2014, the Company issued approximately 1.6 million shares in satisfaction of the $5.5 million liability on the balance sheet at March 31, 2014.  This liability had reflected stock subscription proceeds received prior to March 31, 2014 but for which the shares had not been issued.  During this same period, the Company sold an additional 137,000 common shares for proceeds of approximately $412,000.  All of these subsequently issued shares had a stated price of $3.00 USD per share, or approximately $3.45 per share at prevailing exchange rates.

Subsequent to March 31, 2014, the Company issued approximately 682,000 shares of common stock as compensation for professional services to be provided.  Based on the prevailing per share price of similar stock sold during this period, the compensatory stock was valued at $3.00 USD per share, or approximately $3.45 per share at prevailing exchange rates, for a total of approximately $2.3 million.  It is anticipated that this will be posted to prepaid expense and amortized over the period of service to be provided, or approximately one year.

On May 14, 2014, the Company entered into a merger agreement with Gold Party Payday, Inc. (“Gold Party”).  Pursuant to the terms of the agreement, the Company’s stockholders surrendered their shares in a 19.5 to 1 exchange for shares of Gold Party.  It is intended that this transaction will be accounted for as a reverse merger, in which the historical business of the Company is now the sole business of the combined entity.  As a result of this transaction, the Company’s shareholders own a controlling 75% ownership in the combined entity.

On May 20, 2014, the Company’s CEO advanced a short-term loan in the amount of USD $228,111 to the Company to cover expenses related to the merger with Gold Party.  The loan is interest free and no formal terms were documented.  The Company intends to repay the loan upon receipt of adequate funds to do so.

The Company has evaluated all subsequent events through the date these financial statements were issued. Other than those set out above, there have been no subsequent events after March 31, 2014, for which disclosure is required.